Exhibit 99.1
The Home Depot Announces Second Quarter Results;
Updates Fiscal Year 2017 Guidance

ATLANTA, August 15, 2017 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $28.1 billion for the second quarter of fiscal 2017, a 6.2 percent increase from the second quarter of fiscal 2016. Comparable store sales for the second quarter of fiscal 2017 were positive 6.3 percent, and comp sales for U.S. stores were positive 6.6 percent.

Net earnings for the second quarter of fiscal 2017 were $2.7 billion, or $2.25 per diluted share, compared with net earnings of $2.4 billion, or $1.97 per diluted share, in the same period of fiscal 2016. For the second quarter of fiscal 2017, diluted earnings per share increased 14.2 percent from the same period in the prior year.

“We were pleased with our results this quarter as our customers rewarded us with the highest quarterly sales in company history,” said Craig Menear, chairman, CEO and president. “We also achieved the highest quarterly net earnings in company history. These results were made possible by our hard working associates and the outstanding values brought forth by our supplier partners.”

Updated Fiscal 2017 Guidance

Based on its year-to-date performance, the Company updated its fiscal 2017 sales growth guidance and now expects sales will be up approximately 5.3 percent and comp sales will be up approximately 5.5 percent. The Company also raised its diluted earnings-per-share growth guidance for the year and now expects diluted earnings-per-share growth of approximately 13.0 percent from fiscal 2016 to $7.29. The Company’s diluted earnings-per-share growth guidance includes the impact of $7 billion of share repurchases for fiscal 2017.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the second quarter, the Company operated a total of 2,282 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 400,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other

-more-

things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of store, interconnected retail, supply chain and technology initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the 2014 data breach; issues related to the payment methods we accept; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2017 and beyond; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2017 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND SIX MONTHS ENDED JULY 30, 2017 AND JULY 31, 2016
(Unaudited)

	Three Months Ended			Six Months Ended
amounts in millions, except per share data	July 30, 2017	July 31, 2016	% Increase (Decrease)	July 30, 2017	July 31, 2016	% Increase (Decrease)
NET SALES	$28,108	$26,472	6.2%	$51,995	$49,234	5.6%
Cost of Sales	18,647	17,545	6.3	34,380	32,516	5.7
GROSS PROFIT	9,461	8,927	6.0	17,615	16,718	5.4

Operating Expenses:
Selling, General and Administrative	4,549	4,388	3.7	8,910	8,669	2.8
Depreciation and Amortization	449	436	3.0	893	869	2.8
Total Operating Expenses	4,998	4,824	3.6	9,803	9,538	2.8

OPERATING INCOME	4,463	4,103	8.8	7,812	7,180	8.8

Interest and Other (Income) Expense:
Interest and Investment Income	(16)	(8)	100.0	(29)	(15)	93.3
Interest Expense	265	236	12.3	519	480	8.1
Interest and Other, net	249	228	9.2	490	465	5.4

EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,214	3,875	8.7	7,322	6,715	9.0
Provision for Income Taxes	1,542	1,434	7.5	2,636	2,471	6.7
NET EARNINGS	$2,672	$2,441	9.5%	$4,686	$4,244	10.4%

Basic Weighted Average Common Shares	1,183	1,235	(4.2)%	1,191	1,242	(4.1)%
BASIC EARNINGS PER SHARE	$2.26	$1.98	14.1	$3.93	$3.42	14.9

Diluted Weighted Average Common Shares	1,189	1,240	(4.1)%	1,197	1,247	(4.0)%
DILUTED EARNINGS PER SHARE	$2.25	$1.97	14.2	$3.91	$3.40	15.0

	Three Months Ended			Six Months Ended
SELECTED SALES DATA(1)	July 30, 2017	July 31, 2016	% Increase (Decrease)	July 30, 2017	July 31, 2016	% Increase (Decrease)
Number of Customer Transactions	441.8	430.0	2.8%	822.6	804.8	2.2%
Average Ticket (actual)	$63.05	$60.87	3.6	$62.74	$60.48	3.7
Sales per Square Foot (actual)	$464.38	$438.61	5.9	$429.17	$407.64	5.3
 —————

(1)	Selected Sales Data does not include results for Interline Brands, Inc., which was acquired in the third quarter of fiscal 2015.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JULY 30, 2017, JULY 31, 2016 AND JANUARY 29, 2017
(Unaudited)

amounts in millions	July 30, 2017	July 31, 2016	January 29, 2017
ASSETS
Cash and Cash Equivalents	$4,830	$4,018	$2,538
Receivables, net	2,187	1,995	2,029
Merchandise Inventories	12,868	12,323	12,549
Other Current Assets	626	605	608
Total Current Assets	20,511	18,941	17,724
Net Property and Equipment	22,035	21,975	21,914
Goodwill	2,235	2,106	2,093
Other Assets	1,178	1,225	1,235
TOTAL ASSETS	$45,959	$44,247	$42,966

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$—	$—	$710
Accounts Payable	8,541	8,273	7,000
Accrued Salaries and Related Expenses	1,503	1,453	1,484
Current Installments of Long-Term Debt	545	43	542
Other Current Liabilities	5,234	4,756	4,397
Total Current Liabilities	15,823	14,525	14,133
Long-Term Debt, excluding current installments	24,422	20,900	22,349
Other Liabilities	2,160	2,165	2,151
Total Liabilities	42,405	37,590	38,633
Total Stockholders' Equity	3,554	6,657	4,333
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,959	$44,247	$42,966

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JULY 30, 2017 AND JULY 31, 2016
(Unaudited)

	Six Months Ended
amounts in millions	July 30, 2017	July 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$4,686	$4,244
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,015	978
Stock-Based Compensation Expense	148	133
Changes in Working Capital and Other, net of the effects of acquisitions	2,013	1,522
Net Cash Provided by Operating Activities	7,862	6,877
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(846)	(697)
Payments for Business Acquired, net	(268)	—
Proceeds from Sales of Property and Equipment	23	23
Net Cash Used in Investing Activities	(1,091)	(674)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Debt, net	(710)	(350)
Proceeds from Long-Term Debt, net of discounts	1,994	2,989
Repayments of Long-Term Debt	(21)	(3,023)
Repurchases of Common Stock	(3,921)	(2,441)
Proceeds from Sales of Common Stock	137	121
Cash Dividends Paid to Stockholders	(2,130)	(1,718)
Other Financing Activities	2	1
Net Cash Used in Financing Activities	(4,649)	(4,421)
Change in Cash and Cash Equivalents	2,122	1,782
Effect of Exchange Rate Changes on Cash and Cash Equivalents	170	20
Cash and Cash Equivalents at Beginning of Period	2,538	2,216
Cash and Cash Equivalents at End of Period	$4,830	$4,018